UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)…………October 19, 2004

HEALTHCARE SERVICES GROUP, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-120152	23-2018365

(State or other jurisdiction of	(Commission	(IRS Employer
Incorporation or organization)	File Number)	Identification number)

3220 Tillman Drive-Suite 300, Bensalem, Pennsylvania 19020
(Address of principal executive offices)              (Zip code)

Registrant's telephone number, including area code: 215-639-4274

Item 2.02     Results of Operations and Financial Condition.

On October 19, 2004, Healthcare Services Group, Inc. issued a press release announcing its earnings for the three and nine month periods ended September 30, 2004, as well as a quarterly dividend declaration. A copy of the press release and dividend declaration is attached hereto as Exhibit (99) and hereby incorporated by reference.

The information in this Current Report is being furnished pursuant to Item 2.02, “Results of Operations and Financial Condition” and shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant had duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HEALTHCARE SERVICES GROUP, INC.

October 19, 2004	/s/ Daniel P. McCartney

Date	DANIEL P. McCARTNEY,
Chief Executive Officer